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                                                                    EXHIBIT 10.1

                         TERMINATION AND MUTUAL RELEASE

         This Termination and Mutual Release (this "Termination and Release") is entered into this 8th day of February, 2006, to be effective February 1, 2006, by and between National Health Partners, Inc., an Indiana corporation (the "Company"), and Roger H. Folts ("Employee").

                                   WITNESSETH:

         WHEREAS, the Company and Employee wish to terminate the Employment Agreement (the "Employment Agreement") dated May 13, 2005, by and between the Company and Employee; and

         WHEREAS, the Company and Employee wish to agree on matters relating to the termination of the Employment Agreement and Employee's resignation as an employee of the Company on the terms set forth herein.

         NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and Employee agree as follows:

         1. The Employment Agreement is hereby terminated effective February 1, 2006.

         2. Employee knowingly and voluntarily releases and forever discharges the Company, its current and former parents, affiliates, and subsidiaries, and their current or former officers, directors, shareholders, employees or agents, and related parties, and/or all of their heirs, executors, assigns (hereinafter collectively the "Released Parties") from any and all claims, actions, causes of action, grievances, liabilities, obligations, promises, damages, agreements, rights, debts and expenses (including claims for attorneys' fees and costs) of every kind, either in law or in equity, whether contingent, mature, known or unknown, or suspected or unsuspected, which Employee, his heirs, executors, administrators and assigns ever had, now has or may presently have, for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date hereof including, but not limited to, any claim that arises out of:

                  (a) The Employment Agreement or Employee's employment with or separation from the Company;

                  (b) any allegation, claim or violation arising under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended, Sections 1981 through 1988 of Title 42 of the United States Code, the Older Workers Benefits Protection Act, the Equal Pay Act, as amended, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Federal Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act, the Employee Retirement Income Security Act of 1974, as amended, any applicable Employee Order Programs, the Federal Fair Labor Standards Act, the Immigration Reform and Control Act, the Occupational Safety and Health Act, the National Labor Relations Act or any of their state or local counterparts;

                  (c) any allegation, claim or violation arising under the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment & Collection Law, the Pennsylvania Minimum Wage Act of 1968, or the Pennsylvania Equal Pay Law;

                  (d) any other federal, state or local civil rights, employment or human rights law or any other local, state or federal law, regulation or ordinance;

                  (e) any allegation or claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation or any allegation or claim arising under any policies, practices or procedures of the Company;

                  (f) any allegation, claim or violation arising under any public policy, or under common law; or pursuant to contract or tort; and/or

                  (g) any claim for costs, fees or other expenses, including attorney's fees, incurred in these matters.

         3. Employee agrees to release and discharge Released Parties not only from any and all claims which Employee could make on his own behalf, but Employee also specifically waives any right to become, and promises not to become, a member of any class in any proceeding or case in which a claim or claims against Released Parties may arise, in whole or in part, from any event which occurred as of the date of this Release. It is understood that if Employee, by no action of his own, becomes a mandatory member of any class from which Employee cannot, by operation of law or order of court, opt out, such mandatory class membership will not constitute a breach of this Termination and Release, but Employee will not accept any recovery from the Company as a member of such class.

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

         4. Employee represents and warrants that he has not sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of his rights, claims, demands, actions, or causes of action herein released. Employee further agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against any of the Released Parties with respect to any matter covered by the release set forth herein, and not to assert against any of the Released Parties any action, grievance, suit, litigation or proceeding for any matter covered by the release set forth herein including, but not limited to, any claims arising from, or attributable in any way to, his employment or interactions with the Company, to the extent the same relates to any matter or event occurring prior to the date of this Agreement, before any federal, state or local court, or administrative agency, or to participate in any such charge or complaint which may be made by any other person or organization on his behalf; and if any court or agency assumes jurisdiction of the same, Employee will direct the court or agency to dismiss or withdraw it. Employee also agrees to withdraw and/or dismiss any such pending charges or complaints. Employee further agrees that he will not encourage or participate in any action against the Company brought by any current, former or future shareholder of the Company. Employee further agrees that Employee will not participate in any action against the Company brought by a current or former employee unless he is required by law to do so.

         5. Employee waives any right to recover any damages or other relief in any claim or suit brought by or through the Equal Employment Opportunity Commission or any other state or local agency on his behalf under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, or the Americans with Disabilities Act, and under any claim or suit on his behalf under any other federal, state or local law.

         6. This Termination and Release shall not act as a release of any of the rights or obligations of Employee or the Company specified in that certain Consulting Agreement dated February 8, 2006, by and between Employee and the Company (the "Consulting Agreement"), nor shall this Termination and Release act as a release of any of the rights or obligations of Employee or the Company with respect to any securities of the Company, including shares of common stock, $.001 par value per share ("Common Stock") and options to acquire shares of Common Stock, previously issued by the Company to Employee, whether or not such securities were issued under or in connection with the Employment Agreement.

         7. Employee acknowledges that the Company has advised him to read this Termination and Release and to carefully consider all of its terms before signing it. The Company gave Employee at least 21 days in which to consider this Termination and Release. The Company, in writing, advised Employee to discuss this Termination and Release with an attorney (at his own expense) during this period if Employee wished to do so and Employee has had an opportunity to discuss the terms of this Termination and Release with an attorney. Employee understands the legal consequences of the Termination and Release. Employee understands that he may revoke this Termination and Release for a period of seven (7) days following the date he executes this Termination and Release. Any revocation within this period should be submitted in writing to David M. Daniels, Chief Executive Officer of National Health Partners, Inc., 120 Gibraltar Road, Suite 107, Horsham, PA 19044-2307. The revocation must be personally delivered, or mailed and post marked, within seven (7) days of the execution of this Termination and Release. This Termination and Release shall not become effective or enforceable until the revocation period has expired.

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

         8. Employee agrees that neither this Termination and Release, nor the furnishing of the consideration for this Termination and Release, shall be deemed or construed at any time to be an admission by either the Company or himself of any improper or unlawful conduct. Employee acknowledges that he has not suffered any age or other discrimination or wrongful treatment by any of the Released Parties.

         9. The Company finally and completely releases Employee from any and all liability and claims of any nature whatsoever at law or in equity, whether contingent, mature, known or unknown, or suspected or unsuspected that the Company now has, owns or hold or claims to have, own or hold or which the Company at any time heretofore had, owned or held or claimed to have or own against Employee for or by reason of any cause, matter or thing whatsoever from the beginning of the world to the date hereof, with respect to matters arising under the Employment Agreement or Employee's employment with the Company.

         10. Employee agrees that this Termination and Release is confidential and agrees not to disclose any information regarding the terms of this Termination and Release, except to an attorney with whom Employee chooses to consult regarding this Termination and Release, Employee's financial consultant, Employee's spouse or as required by law, and Employee will advise any of those persons to keep such information confidential.

         11. The provisions of this Termination and Release shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions of this Termination and Release. If any provision of this Termination and Release is unenforceable for any reason whatsoever, such provision shall be appropriately limited and given effect to the extent that it may be enforceable, and under such circumstance, Employee will sign and agree to abide by any documents presented to him by the Company that are reasonably necessary to correct and carry out the stated intent of this Termination and Release.

         12. This Termination and Release shall be governed by the substantive laws of the Commonwealth of Pennsylvania, without regard to the principles governing conflicts of law.

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BY SIGNING THIS TERMINATION AND RELEASE, EMPLOYEE STATES THAT:

         A.    EMPLOYEE HAS CAREFULLY READ IT.

         B. EMPLOYEE FULLY UNDERSTANDS IT AND KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS AS MORE PARTICULARLY DESCRIBED IN THIS TERMINATION AND RELEASE PURSUANT TO ANY OTHER AGREEMENTS OR CONTRACTS EMPLOYEE MAY HAVE WITH THE COMPANY.

         C.    EMPLOYEE AGREES WITH EVERYTHING IN THE TERMINATION AND RELEASE.

         D. EMPLOYEE HAS BEEN ADVISED OF HIS RIGHT TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT.

         E. EMPLOYEE HAS BEEN GIVEN WHAT HE CONSIDERS TO BE A SUFFICIENT PERIOD OF TIME TO REVIEW AND CONSIDER THIS TERMINATION AND RELEASE BEFORE SIGNING IT, AND UNDERSTANDS THAT FOR A PERIOD OF SEVEN (7) DAYS AFTER SIGNING IT, HE MAY REVOKE HIS ACCEPTANCE OF IT IN THE MANNER PROVIDED IN THIS TERMINATION AND RELEASE.

         F. EMPLOYEE HAS SIGNED THIS TERMINATION AND RELEASE KNOWINGLY AND VOLUNTARILY.

         G. EMPLOYEE AGREES THAT THE PROVISIONS OF THIS TERMINATION AND RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED, OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY.


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Dated: February 8, 2006               /s/  Roger H. Folts
                                      ------------------------------------------
                                           Roger H. Folts




                                      AGREED AND ACCEPTED:


                                      NATIONAL HEALTH PARTNERS, INC.


Dated: February 8, 2006               By: /s/  David M. Daniels
                                          --------------------------------------
                                          David M. Daniels
                                          Chief Executive Officer




                                       6
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                                   ENDORSEMENT

         I, Roger H. Folts, hereby acknowledge that I have been advised that I have 21 days in which to consider the foregoing Termination and Mutual Release and voluntarily chose to sign the Termination and Mutual Release prior to the expiration of the 21-day period.
         I declare under penalty of perjury under the laws of the Commonwealth of Pennsylvania that the foregoing is true and correct.
         EXECUTED this 8th day of February, 2006 in Horsham, Pennsylvania.


                                            /s/  Roger H. Folts
                                            ------------------------------------
                                            Roger H. Folts






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